SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2009

OmniReliant Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51599	54-2153837
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

14375 Myerlake Circle
Clearwater, Florida 33760
(Address of principal executive offices) (zip code)

(727) 230-1031
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Darrin Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

As previously reported on a From 8-K that was filed with the Securities and Exchange Commission on May 5, 2009, on April 29, 2009, OmniReliant Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Strathmore Investments, Inc. a Delaware corporation (also known as Cellular Blowout and referred to herein as “Strathmore”).  Pursuant to and upon the closing of the Purchase Agreement, on April 29, 2009 (the “Closing Date”), the Company purchased 500 shares of Strathmore’s common stock, which represents 50% of Strathmore’s issued and outstanding common stock, for $1,000,000.  The Company is filing this amendment to the previously filed 8-K to report that it has determined that it is not required to file financial statements pursuant to Item 9.01 (a) and (b).

Item 2.01    Completion of Acquisition or Disposition of Assets.

See Item 1.01.

Item 9.01    Financial Statements and Exhibits.

(a)	Financial Statements of business acquired

Not applicable.

(b)	Pro forma financial information

Not applicable.

(c)	Shell Company Transactions

Not Applicable

(d)	Exhibits

Exhibit Number	Description
4.1	Form of Senior Secured Working Capital Note (1)
99.1	Securities Purchase Agreement between Strathmore Investments, Inc. and OmniReliant Holdings, Inc.(1)
99.2	Security Agreement between OmniReliant Holdings, Inc. and Strathmore Investments, Inc. (1)
99.3	Press Release, dated May 4, 2009 (1)

(1) Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf  by the undersigned hereunto duly authorized.

OmniReliant Holdings, Inc.

Dated: May 28, 2009	By:	/s/ Paul Morrison
Name: Paul Morrison
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Senior Secured Working Capital Note (1)
99.1	Securities Purchase Agreement between Strathmore Investments, Inc. and OmniReliant Holdings, Inc.(1)
99.2	Security Agreement between OmniReliant Holdings, Inc. and Strathmore Investments, Inc. (1)
99.3	Press Release, dated May 4, 2009 (1)

 (1)